SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                                                                           ☒

Filed by a Party other than the Registrant                                           ☐

☒           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material Pursuant to § 14a-11 or § 240.14a-12.

BAZI INTERNATIONAL, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box)

☒           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.           Title of each class of securities to which transaction applies.

2.           Aggregate number of securities to which transaction applies.

3.           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

4.           Proposed maximum aggregate value of transaction:

5.           Total fee paid:

☐           Fee paid previously with preliminary materials.

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

6.           Amount previously paid:

7.           Form, Schedule or Registration Statement No.:

8.           Filing Party:

9.           Date filed:
_____________________________________________________________________________________________

1730 Blake Street, Suite 305
Denver, Colorado 80202
____________________________

CONSENT SOLICITATION STATEMENT
April __, 2011

To Our Stockholders:

The Board of Directors of Bazi International, Inc. is soliciting your consent on behalf of our Company to an amendment to our Articles of Incorporation to increase the authorized number of shares of Common Stock from 50,000,000 to 200,000,000 (the “Amendment”), and to increase the number of shares available for grant under the terms of our 2003 Stock Incentive Plan (the “Plan”) from 3,000,000 shares to 10,000,000 shares.  Both of these proposals have been approved by our Board of Directors subject to stockholder approval, and are described in detail in this Consent Solicitation Statement (“Statement”).

We are soliciting your approval of the proposals by written consent in lieu of a meeting of stockholders because our Board of Directors believes that it is in the best interests of the Company and our stockholders to solicit such approval in the most cost effective manner. A form of written consent is enclosed for your use.

We intend to mail this Statement and accompanying form of written consent on or about April ____, 2011. Our Board of Directors has fixed a record date of March 15, 2011 (the “Record Date”) for determination of our stockholders entitled to give written consent.

The written consent of stockholders representing a majority of the voting power of our outstanding Common Stock as of the Record Date is required to approve each of the proposals set forth in this Statement.

Your consent is important regardless of the number of shares of stock that you hold. Although our Board of Directors has approved the proposals set forth in this Statement, each of the proposals require the approval by the vote of stockholders holding a majority of the voting power of our outstanding Common Stock as of the Record Date.

Our Board of Directors unanimously recommends that you consent to each of the proposals set forth in this Statement. We will be authorized to effect the action described in this Statement when we have received consents from stockholders representing a majority of the voting power of our outstanding Common Stock. If you approve each of the proposals, please mark the enclosed written consent form to evidence “CONSENT”, sign and date the written consent form and return it to us.

Please return the enclosed written consent to us no later than April __, 2011 via facsimile to (303) 316-4116 or mail to:

Bazi International, Inc.
1730 Blake Street, Suite 305
Denver, Colorado 80202

Sincerely,

Kevin S. Sherman
Chief Executive Officer

BAZI INTERNATIONAL, INC.

CONSENT SOLITICATION STATEMENT

WRITTEN CONSENT SOLICITATION OF STOCKHOLDERS

April __, 2011

This Consent Solicitation Statement (“Statement”) and the enclosed Consent are being mailed in connection with the solicitation of written consents by the Board of Directors of Bazi International, a Nevada corporation (the "Company").  These materials were first sent to the Company's stockholders of record on or about April __, 2011.

The mailing address of the principal executive office of the Company is 1730 Blake Street, Suite 305, Denver, Colorado 80202.

Consents are to be submitted by no later than April __, 2011 to the Company at the address stated above, or via facsimile to (303) 316-4116.

VOTING RIGHTS AND SOLICITATION

Any stockholder executing Consent has the power to revoke it at any time before April __, 2011 (or, if earlier, the date on which at least the minimum number of shares have consented in order to approve the Proposals set forth herein) by delivering written notice of such revocation to the Secretary of the Company.  The cost of soliciting Consents will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but also personally or by telephone.  Regular employees of the Company may also, without additional remuneration, solicit Consents personally or by telephone.

The Record Date for determining those stockholders who are entitled to give Consents has been fixed as March 15, 2011.  At the close of business on the Record Date, the Company had 40,812,671 issued and outstanding shares of Common Stock and no outstanding shares of Preferred Stock.  Each share of Common Stock is entitled to one vote on these matters.

On these matters, which require the affirmative vote of a majority of the outstanding shares, abstentions (including failures to return Consents) and broker non-votes have the same effect as a negative vote.

Important Notice Regarding the Availability of Materials for this Consent Solicitation

This Statement and the written consent form to be completed by shareholders in connection herewith are also available at www.proxyconnect/bazi.

PROPOSAL 1

AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

General

On March 22, 2011, the Board of Directors unanimously adopted resolutions approving, and requesting that the stockholders authorize, an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 50,000,000 shares to 200,000,000 shares.  This amendment will not change the total number of authorized shares of the Company’s Preferred Stock (5,000,000).  The Board of Directors determined that this amendment is advisable and in the best interests of the Company and its stockholders and directed that it be submitted for the approval of the stockholders via this solicitation of Consents.  This increase in the number of authorized shares of Common Stock will become effective upon filing the amendment with the Secretary of State of the State of Nevada, which filing the Company currently plans to make as soon as reasonably practicable after receiving Consents from the stockholders representing a majority of the outstanding shares Common Stock of the Company.  However, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to determine not to proceed with this proposed increase in the number of authorized shares of Common Stock if, at any time before the filing of the proposed amendment with the Secretary of State of the State of Nevada, the Board of Directors, in its sole discretion, determines that the increase in the number of authorized shares of Common Stock is no longer in the best interests of the Company and its stockholders.

If this proposal is approved, the Company’s Articles of Incorporation will be amended to reflect the 150,000,000 share increase in the number of authorized shares of the Company’s Common Stock.  The proposed amendment to the Company’s Articles of Incorporation is set forth in its entirety below:

“This Corporation is authorized to issue two (2) classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this Corporation is authorized to issue is Two Hundred Five Million (205,000,000) shares.  Two Hundred Million (200,000,000) shares shall be Common Stock, par value $.001 per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $.001 per share.”

The italicized portions of the proposed amendment set forth above are italicized solely to illustrate the specific amendment proposed.

Purpose of and Rationale for Proposed Amendment

The objective of the proposed increase in the number of authorized shares of Common Stock is to ensure that the Company has a sufficient number of shares authorized for future issuances, including issuance of shares of Common Stock upon conversion of Convertible Promissory Notes of the Company dated January 26, 2011 (the “Notes”), as well as future issuances of Common Stock of the Company.  The Notes were issued to certain investors in connection with a financing consummated by the Company on March 5, June 7, August 12 and October 1, 2011.

As of March 15, 2011, there were approximately 40,812,671 shares of Common Stock issued and outstanding, and another 15,519,555 shares reserved for issuance under incentive plans, warrants, Notes and other written agreements (“Derivative Securities”).  Specifically, as of March 15, 2011:

•	40,812,671 shares of our Common Stock were issued and outstanding;
•	1,202,149 shares of our Common Stock were reserved for issuance upon conversion of Notes;

•	4,973,873 shares of our Common Stock were reserved for issuance upon exercise of outstanding options, of which 877,875 options have an exercise price of $1.00 or above; and

•	9,343,533 shares of our Common Stock were reserved for issuance upon exercise of outstanding warrants, of which 2,798,500 warrants have an exercise price of $1.50 or above.

The Company currently does not have enough authorized shares available for issuance upon conversion of the Derivative Securities.  For this reason and for the other reasons discussed in this Statement, the Board of Directors believes that the number of shares of Common Stock available for issuance should be increased in order to provide the Company with the flexibility to issue shares in connection with future financings and strategic acquisitions, debt restructurings or resolutions, equity compensation and incentives to employees and officers, forward stock splits and other corporate purposes that may occur in the future without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of Common Stock arises.  Such a delay might deny the Company the flexibility that the Board of Directors views as important in facilitating the effective use of the Company’s securities.

Stockholders should be aware that, given the Company’s current working capital needs, the Company is currently actively seeking sources of additional working capital.  In order to satisfy its near-term working capital requirements, the Company may need to, among other things, conduct additional financings by issuing and selling shares of its Common Stock.  These financings are often conducted at a discount to the prevailing market price of the Common Stock.  Currently, the market price of the Company’s Common Stock is quite low.  As a result, any financing that involves the issuance of shares of Common Stock or securities convertible into Common Stock, even at prices that are at or above the prevailing market price, will require that a substantial number of shares of Common Stock be available for issuance.  These financing transactions may also result in substantial dilution to the Company’s existing stockholders.  Financing transactions may not be available on terms favorable to the Company, or at all, but the Board of Directors believes that the Company should have sufficient shares of Common Stock available for issuance in the event that an acceptable financing transaction becomes available.

Although the Company has no present material obligations to issue additional shares of Common Stock (except pursuant to the Company’s equity incentive plans and outstanding Derivative Securities), the Company is currently engaged in ongoing discussions with numerous third parties to provide additional financing.  The Company also plans to continue initiating discussions with third parties regarding potential investments.  The Board of Directors, therefore, believes that it is prudent to increase the number of authorized shares of Common Stock from 50,000,000 to 200,000,000 in order to have a sufficient number of shares of Common Stock to meet the Company’s business and financing needs, which may include raising additional capital, converting outstanding Notes into shares of Common Stock, issuing Common Stock in connection with future financings and permitting the exercise of certain warrants.

Effect of Proposed Amendment

The increase in the authorized shares of Common Stock will not have any immediate effect on the rights of existing stockholders.  If the stockholders approve the proposed amendment and the Articles of Incorporation are amended, the Board of Directors may cause the issuance of additional shares of Common Stock (up to the new total number of authorized shares of Common Stock) without further vote of the stockholders of the Company, except as provided under the Nevada Revised Statutes or to the extent the Company chooses to comply with any limiting rules of any securities exchange or quotation system on which shares of Common Stock are then listed or traded.  Current holders of Common Stock do not have preemptive or similar rights, which means that current stockholders do not have a right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership.  The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock.  It may also adversely affect the market price of the Common Stock.  However, in the event additional shares are issued in transactions that position the Company to take advantage of favorable business opportunities or provide working capital sufficient to allow the Company to pursue and/or expand its business plan, the market price may increase.

This proposed amendment to the Company’s Articles of Incorporation will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Common Stock.

Anti-Takeover Effects

Although this proposed amendment to the Company’s Certificate of Incorporation is not motivated by anti-takeover concerns and is not considered by the Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable the Board of Directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming.  For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid which the Board of Directors determines is not in the best interests of the Company and its stockholders, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company.  In certain circumstances, the issuance of Common Stock without further action by the stockholders may have the effect of delaying or preventing a change of control of the Company, may discourage bids for the Company’s Common Stock at a premium over the market price of the Common Stock and may adversely affect the market price of the Common Stock.  Thus, increasing the authorized number of shares of Common Stock could render more difficult and less likely a hostile merger, tender offer or proxy contest, assumption of control by a holder of a large block of the Company’s stock, and the possible removal of the Company’s incumbent management.  The Company is not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of the Company’s Common Stock.

Approvals Required

The affirmative written consent of the holders of a majority of the outstanding shares of Common Stock is required to approve this Proposal 1.

The Board of Directors recommends that stockholders sign and return Consents FOR the approval of the amendment of the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock of the Company from 50,000,000 shares to 200,000,000 shares.

PROPOSAL 2

AMENDMENT TO THE COMPANY’S 2003 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 7,000,000 SHARES

Approvals Required

The affirmative written consent of the holders of a majority of the outstanding shares of Common Stock is required to approve this Proposal 2.

The Board of Directors recommends that stockholders sign and return Consents FOR the approval of the proposed amendment to the Company’s 2003 Stock Incentive Plan to provide for the issuance of an additional 7,000,000 shares of Common Stock under the Plan.

Proposal

The Board of Directors of the Company unanimously approved an amendment to the 2003 Stock Incentive Plan (the “Plan”) on March 22, 2011, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance under the Plan by an aggregate of 7,000,000 shares to a new total of 10,000,000 shares.   The proposed increase in the number of shares of Common Stock reserved for issuance under the Plan is for purposes of establishing a reserve for stock option grants and other awards to employees of the Company and others pursuant to the terms of the Plan.

Background and Purpose

In light of recent key hires by us, together with currently issued and outstanding awards under the Plan, 18% of which consist of options with an exercise price in excess of $1.00 per share, there are currently no shares of Common Stock available for issuance under the Plan.   In addition, (i) to bring the number of authorized shares of Common Stock available for future grant under the Plan into proportion with the proposed increased number of outstanding shares and (ii) attract and retain the services of executives and other key employees, it was necessary for us to have the ability and flexibility to provide a compensation package which compares favorably with those offered by other companies.  Accordingly, the Board of Directors voted unanimously to adopt the amendment to the Plan, providing for an additional 7,000,000 authorized, unissued shares of Common Stock available for future grants under the Plan.

Set forth below is a summary of the Plan, but this summary is qualified in its entirety by reference to the full text of the Plan, which has been filed with the SEC, and any stockholder who wishes to obtain a copy of the Plan may do so by written request to Bazi International, Inc., 1730 Blake Street, Suite 30, Denver, Colorado 80202, Attention: Mr. John Pougnet, Chief Financial Officer.

Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, or which are not intended to qualify as Incentive Stock Options. In addition, direct grants of stock or restricted stock may be awarded.

Material Terms and Conditions

Purpose.  The primary purpose of the Plan is to attract and retain the best available personnel in order to promote the success of our business and to facilitate the ownership of our stock by employees and others who provide services to us.

Administration.  The Plan is administered by our Board of Directors, provided that the Board may delegate such administration to the Compensation Committee.

Eligibility.  Under the Plan, awards may be granted to employees, officers, directors or consultants, as provided in the Plan.

Terms of Grants.  The term of each award granted under the Plan will be contained in a stock option or other agreement between the recipient and us and such terms will be determined by the board of directors consistent with the provisions of the Plan, including the following:

•
Purchase Price.  The purchase price of the Common Stock subject to each incentive stock award will not be less than the fair market value (as set forth in the Plan), or in the case of the grant of an incentive stock award to a principal stockholder, not less that 100% of fair market value of such Common Stock at the time such award is granted.

•
Vesting.  The dates on which each award (or portion thereof) will vest and the conditions precedent to such vesting, if any, will be fixed by the Board of Directors, in its discretion, at the time such award is granted. Unless otherwise provided in the grant agreement, in the event of a change of control (as set forth in the Plan), 50% of the vesting restrictions will terminate.

•
Expiration.  Any award granted to an employee will vest over a period of no longer than five years. No award will in any event vest after five years from, and no Incentive Stock Option granted to a ten percent stockholder will become exercisable after the expiration of five years from the date of the option.

•
Transferability.  No award will be transferable, except by will or the laws of descent and distribution, and any award may vest during the lifetime of the recipient only by such recipient. No award granted under the Plan shall be subject to execution, attachment or other process.

•
Award Adjustments.  In the event of any change in the outstanding stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board or the committee may adjust proportionally (a) the number of shares of Common Stock (i) reserved under the Plan, (ii) available for Incentive Stock Options and Nonstatutory Options and (iii) covered by outstanding stock awards or restricted stock purchase offers; (b) the stock prices related to outstanding grants; and (c) the appropriate fair market value and other price determinations for such grants. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board or the committee will be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, and other grants by means of substitution of new grant agreements for previously issued grants or an assumption of previously issued grants.

•
Termination, Modification and Amendment.  The Board may, insofar as permitted by law, from time to time, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that without the approval of the stockholders, no such revision or amendment may (i) increase the number of shares subject to the Plan, (ii) decrease the price at which grants may be granted, (iii) materially increase the benefits to participants, or (iv) change the class of persons eligible to receive grants under the Plan; provided no such action may alter or impair the rights and obligations under any option, or stock award, or restricted stock purchase offer outstanding as of the date thereof without the written consent of the participant.

The Board of Directors recommends that stockholders sign and return Consents FOR the approval of the amendment of the Company's 2003 Stock Incentive Plan to increase the number of shares of Common Stock available for issuance under the Plan by 7,000,000 shares.

OWNERSHIP OF SECURITIES

The following table sets forth certain information with respect to the ownership of our Common Stock as of the record date, by (i) each person who is known by us to own of record or beneficially more than 10% of our Common Stock, (ii) each of our directors and officers. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock. Shareholdings include shares held by family members. The addresses of the individuals listed below are in the Company’s care at 1730 Blake Street, Suite 305, Denver, Colorado 80202 unless otherwise noted.

Name and Address	Number of Shares (1)		Percent of Class (2)
Daniel Rumsey	666,667	(3)	1.6%
Chairman

Kevin Sherman	103,125	(4)	0%	*
Chief Executive Officer, President and Director

John D Pougnet	55,750	(5)	0%	*
Chief Financial Officer

Anthony DiGiandomenico	374,576	(6)	0%	*
Director

AJ Robbins	350,555	(7)	0%	*
Director

Milton Makris	69,500	(8)	0%	*
Director

	Total beneficial ownership of directors and officers:	1,620,173	3.8%

	Sanford D. Greenberg(9)	3,409,406	8.4%
1400 16th Street #330
Denver, CO 80202

	John Thomas Financial, Inc.(10)	2,520,000	5.6%
14 Wall Street 23rd Floor
New York, New York 10005

(1)
All entries exclude beneficial ownership of shares issuable pursuant to options that have not vested or that are not otherwise exercisable as of the date hereof or which will not become vested or exercisable within 60 days of March 30, 2011.

(2)
Percentages are rounded to nearest one-tenth of one percent. Percentages are based on 40,812,671 shares of Common Stock outstanding. Options that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)	Comprised of 20,000 shares held of record and 646,667 shares issuable pursuant to options which are presently exercisable or which become exercisable.

(4)	Comprised of 103,125 shares pursuant to options which are presently exercisable or which become exercisable.
(5)	Comprised of 29,500 shares held of record and 26,250 shares issuable pursuant to options which are presently exercisable or which become exercisable.

(6)	Comprised of 66,800 shares held of record and 307,776 shares pursuant to options which are presently exercisable or which become exercisable.

(7)	Comprised of 350,555 shares issuable pursuant to options which are presently exercisable or which become exercisable.
(8)	Comprised of 69,500 shares issuable pursuant to options which are presently exercisable or which become exercisable.
(9)	Comprised of 3,409,406 shares held of record either directly or as custodian for a minor child.
(10)
Comprised of 2,000,000 shares held of record by John Thomas Financial Inc., and 250,000 shares and 20,000 shares issuable pursuant to warrants held by Anastasios Belesis, its president and sole shareholder, exercisable through February 18, 2013 at a purchase price of $1.50 per share.

_______________________
*Less than 1%

DISSENTERS' RIGHTS OF APPRAISAL

Nevada law does not provide for appraisal rights with respect to the proposals being acted upon.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who has been a director or executive officer of the Company at any time since the beginning of our fiscal year ended December 31, 2010 and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon.

STOCKHOLDER PROPOSALS

The deadline for submitting stockholder proposals for inclusion in our proxy statement and form of proxy for the next annual meeting of stockholders is a reasonable time before we begin to print and send our proxy materials.  Proposals received after such time will be considered untimely. In addition, the acceptance of such proposals is subject to the Securities and Exchange Commission guidelines.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple sets of proxy materials and wish to receive only one, please notify your broker. Stockholders who currently receive multiple sets of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F. Street NE, Washington, DC 20549 or may be accessed at www.sec.gov.

By Order of the Board of Directors
Dated: April __, 2011

Kevin S. Sherman
Director and Chief Executive Officer

WRITTEN CONSENT SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS

OF BAZI INTERNATIONAL, INC.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS CONSENT WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED.

The undersigned, without the formality of convening a meeting, does hereby consent with respect to all of the shares of common stock of Bazi International, Inc. held by the undersigned, to each of the proposals set forth below:

The Board of Directors recommends a vote FOR Proposal 1

1.	Proposal to amend the Articles of Incorporation to increase the authorized number of shares of the Company’s Common Stock from 50,000,000 shares to 200,000,000 shares.

[MARK ONLY ONE OF THE FOLLOWING THREE BOXES]

Vote FOR	Vote AGAINST	ABSTAIN

☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 2

2.
Proposal to amend the Company’s 2003 Stock Incentive Plan (the “Plan”) to increase the number of shares of Common Stock reserved for issuance under the Plan by an aggregate of 7,000,000 shares to a new total of 10,000,000 shares.

[MARK ONLY ONE OF THE FOLLOWING THREE BOXES]

Vote FOR	Vote AGAINST	ABSTAIN

☐	☐	☐

The undersigned represents that the undersigned owns the following number of shares of Common Stock of Bazi International, Inc. (please insert number): _________________.

Please sign exactly as the name or names appear on your stock certificate(s). If the shares are issued in the names of two or more persons, all such persons should sign the consent form.  A consent executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees, and partners should indicate their titles when signing.

Date:	_______________________________, 2011

Stockholder Name (printed):

Signature:

Title (if applicable):

Signature (if held jointly):

Title (if applicable):

IMPORTANT: PLEASE COMPLETE, SIGN, AND DATE YOUR WRITTEN CONSENT PROMPTLY

AND FAX IT TO (303) 316-4116 OR RETURN IT TO:

Bazi International, Inc.
1730 Blake Street, Suite 305
Denver, Colorado 80202

If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title.  When shares are in the names of more than one person, each should sign.